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                                                                      EXHIBIT 17
                    VOTE BY TOUCH TONE PHONE OR THE INTERNET
                         CALL TOLL FREE: 1-800-690-6903
                     OR VISIT OUR WEBSITE: www.proxyvote.com
        (See above for further instructions to vote by phone or Internet)

   LIBERTY FUNDS TRUST II (formerly COLONIAL TRUST II) - NEWPORT TIGER CUB FUND

                                   PROXY PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

               Special Meeting of Shareholders - September 9, 1999

         The undersigned hereby appoints Nancy L. Conlin, William J. Ballou, Suzan M. Barron, Timothy J. Jacoby and Stephen E. Gibson, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of Newport Tiger Cub Fund (the "Fund"), a series of Liberty Funds Trust II (the "Trust") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Trust to be held at the offices of the Trust, One Financial Center, Boston, MA 02111, on Thursday, September 9, 1999 at 2:00 p.m. and at any adjournments and postponements thereof (the "Special Meeting").

         Unless otherwise specified in the squares provided, the undersigned's vote will be cast FOR each numbered item below.

         The Trustees of the Trust recommend that you vote FOR the proposal set forth below.

1. To approve or disapprove an Agreement and Plan of Reorganization by and between Liberty Funds Trust II, on behalf of the Fund, and the Liberty Funds Trust VI, on behalf of the Newport Asia Pacific Fund (the "Plan"), and the transactions contemplated thereby.

        FOR                          AGAINST                     ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the Special Meeting.

        FOR                          AGAINST                     ABSTAIN

                 (Continued and to be signed on the other side.)



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(Continued from other side.)

Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR the Proposal.



                                                     Please sign exactly as your
                                                     name or names appear.  When
                                                     signing    as     attorney,
                                                     executor,    administrator,
                                                     trustee or guardian, please
                                                     give  your  full  title  as
                                                     such.

                                                    ----------------------------
                                                   (Signature of Shareholder)

                                                    ----------------------------
                                              (Signature of joint owner, if any)

                                                  Dated, _________________, 1999



              PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE
                             NO POSTAGE IS REQUIRED